Exhibit 99.1

MiMedx Signs Definitive Agreement to Acquire
Stability Biologics

Company Issues Revised Guidance and Expects
2016 Revenue in the Range of $260 to $270 Million
and Adjusted EPS* in the Range of $0.33 to $0.37
Marietta, Georgia, January 10, 2016, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading regenerative medicine company utilizing human amniotic tissue and patent-protected processes to develop and market advanced products and therapies for the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic, and Dental sectors of healthcare, announced today that it has signed a definitive agreement to acquire Stability Inc., d/b/a Stability Biologics, a provider of human tissue products to surgeons, facilities and distributors serving the surgical, spine and orthopedics sectors of the healthcare industry. The Company also announced today its revised outlook for 2016, which includes the expected impact of the acquisition on forecasted 2016 results.
Stability Biologics is privately held and was founded in 2010. The company is headquartered in Nashville, Tennessee and its state-of-the-art tissue processing center is located in San Antonio, Texas. During its five year history, Stability Biologics has evolved from its initial focus as a distributor of allografts, to its current position as an integrated provider in the surgical, spine and orthopedics sector of healthcare specializing in human tissue and bone product design and development, tissue processing and sales and distribution.
MiMedx expects the transaction to be accretive to Full Year Adjusted EPS* in 2016, and it projects the 2016 Stability Biologics revenues generated from its processed tissue and bone product sales and distribution to be at least $15 million. The transaction is subject to customary conditions of closing, which is expected to occur by mid-January 2016. Following the transaction, Stability Biologics will operate as a wholly-owned subsidiary of MiMedx.
Management Commentary on Acquisition

Parker H. “Pete” Petit, MiMedx Chairman and CEO, said, “We are pleased to have Stability Biologics join us, and we look forward to welcoming all of their associates to MiMedx. We also look forward to welcoming Brian Martin, their CEO, and Tom Johnston, their President, to the MiMedx senior executive team. Brian and Tom were the founders of Stability Biologics, and they have developed an outstanding reputation and tremendous relationships within the surgical, spine and orthopedics sectors of healthcare. We are pleased that they will be joining MiMedx, and we will greatly benefit from their expertise and extensive experience. Brian and Tom, along with the Stability Biologics leadership team of co-founder Martin P. Hall Jr., their Executive Director; Dr. Erik Erbe, Chief Science Officer; David Dorsey, Vice President; Rusty Adams, Vice President of Quality Systems and Regulatory Affairs; Brent Smith, Executive Vice President; and Scott Walsh, Vice President of Production will become members of our management team.”

“We understand that the growth opportunities in the surgical, sports medicine, and orthopedics (SSO) area will require a more diverse sales organization and sales channels consisting of direct sales employees as well as sales agents and distributors. In developing our strategy in this market sector, we planned to add new product offerings, both internally developed and acquired. The acquisition of Stability Biologics will be a perfect complement to this strategic initiative as it brings an experienced sales distribution organization consisting of about 100 independent sales representatives that are focused in specific surgical areas. The acquisition will also allow MiMedx to immediately bring our surgically related products to the market through the Stability Biologics sales representatives. In addition, Stability Biologics is just beginning to develop revenues associated with their new products as a manufacturer,” added Petit.

Bill Taylor, MiMedx President and COO, stated, “We are excited about the potential benefits both organizations will gain from this transaction. Stability Biologics brings us the ideal combination of HCT/P products, intellectual property, sales and distribution and employee talents in a strategic market sector with great growth potential. Their products should also strengthen and complement the sales of the MiMedx tissue products. We believe MiMedx brings to Stability Biologics a parent organization with the operating efficiencies, infrastructure, capitalization, strategic direction and vision to dramatically propel its growth opportunities. Stability Biologics is also at the point in their growth where they needed a broader business foundation in the clinical, scientific, reimbursement and contracts areas. These are critical competencies of MiMedx that will accelerate the Stability Biologics growth potential. We believe this is a timely union.”

Stability Biologics has developed an innovative proprietary platform in bioactive bone graft products and tissue allografts including structural/particulate bone, tendons/ligaments, structural allografts, demineralized bone matrix (DBM) and skin products for burns and traumatic wound care. Most recently, Stability Biologics introduced Physio™, a unique bone grafting material comprised of 100% bone tissue with no added carrier, thus maximizing bone forming potential. The Bone Graft Substitute (BGS) market is estimated at $1.7 billion in 2015 and growing to $2.3 billion by 2023. Physio’s proprietary manufacturing process retains bioavailable growth factors, such as BMP 2, 4, 7 and VEGF, osteogenic proteins, and biologic calcium phosphate minerals. Physio’s microstructure offers superior handling, injection and moldability, as well as exceptional wetfield integrity, stability and retention of the graft in the surgical field.

“The prospect of combining the collective MiMedx and Stability Biologics portfolios of products and adding the more than 100 person Stability Biologics sales network focused on spine and orthopedics is an ideal complement to MiMedx and our SSO growth initiative,” commented Taylor.

Petit said, “Stability Biologics has created a spine and orthopedic related product line that matches extremely well with the MiMedx SSO products. We believe Physio will be positioned in the market as a complement to the MiMedx OrthoFlo and AmnioFix® product lines. Also, in the months ahead, we expect to announce some new innovative OrthoFlo developments. The Stability Biologics product line also addresses basic products associated with the management of bone fractures with their DBM, cancellous bone and bone putty products. In addition, they offer skin allografts that we believe augment the MiMedx burn product line. In summary, after reviewing numerous product and corporate acquisition opportunities, we feel we have found the most optimal opportunity that will continue to expedite the growth of our SSO product offerings in regenerative medicine.”

“The MiMedx SSO agents and distributors will be cross-trained on Stability Biologic’s products, which are accretive to our portfolio, and the Stability Biologics agents and distributors will be cross-trained on the MiMedx products. This will give MiMedx a resource of approximately 100 additional individuals immediately trained on our products and offering our products to the market in addition to the Stability Biologics products,” noted Taylor.

The definitive agreement provides that the purchase consideration for Stability Biologics will be a combination of cash and stock. MiMedx expects to pay $10 million at the closing, comprised of 60% cash and 40% stock, plus assumed debt, with future contingent consideration to be paid through a two-year earn out arrangement. The earn out will be based on the 2016 and 2017 performance of the Stability Biologics business, and may be the larger portion of the overall consideration for the transaction. The earn out will also be paid in the form of 60% cash and 40% stock.

Commenting on the MiMedx revised 2016 guidance, Petit concluded, “We are very excited about the positive impact this acquisition is expected to have; however, we are being conservative with our forecast until we see the impact of our combined sales organizations. We have revised the guidance we published in our December 16th press release to conservatively reflect the positive impact of this strategic acquisition.”

2016 Revised Guidance Highlights

The Company’s full year 2016 expectations, inclusive of the Stability Biologics acquisition, are:

•	Full year 2016 revenue guidance in the range of $260 to $270 million

•	Adjusted EPS* for 2016 forecasted to be in the range of $0.33 to $0.37
The Company’s guidance for the first quarter of 2016 includes:

•	First quarter of 2016 revenue estimated to be in the range of $55.5 to $58 million

Non-GAAP Reporting

This press announcement contains guidance on adjusted financial measurements that are not in accordance with U.S. generally accepted accounting principles ("GAAP").  These measurements are not a substitute for GAAP measurements, although the Company uses these measurements as aids in monitoring MiMedx's on-going financial performance on a regular basis and for benchmarking against other peer group companies in related sectors of the healthcare industry.
* Adjusted EPS is diluted earnings per share before share-based compensation, amortization of intangibles, and income tax impacts of these adjustments and other income tax provisions, as well as the impact from other specific one-time events that may occur in the future such as realignments, acquisitions or divestitures.
The Company has not provided a reconciliation of these forward-looking non-GAAP financial measures due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be provided when actual results are reported.  Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Conference Call
MiMedx will host a live broadcast of its conference call to discuss the acquisition on Monday, January 11, 2016 at 9:30 a.m. EST. A listen-only simulcast of the MiMedx conference call will be available online at the Company’s website at www.mimedx.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com.
About Stability Biologics
Stability Biologics provides surgeons, facilities and distributors access to high-quality tissue products. Its national tissue network provides access to a large volume of safe, high-quality tissue for transplant and research. The Stability Biologics allografts are prepared at the company’s state-of-the-art National Processing Center in San Antonio, Texas. Stability Biologics is an integrated provider in the surgical, spine and orthopedics sector of healthcare specializing in human tissue and bone product design and development, tissue processing and sales and distribution. The Stability Biologics product line also addresses basic products associated with osteogenesis with their DBM, cancellous bone and bone putty products. Stability Biologics is an AATB Accredited Tissue Bank and is certified in accordance with the FDA Title 21 CFR 1271 requirements.

About MiMedx

MiMedx® is an integrated developer, processor and marketer of patent protected and proprietary regenerative biomaterial products and bioimplants processed from human amniotic membrane and other birth tissues. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies are AmnioFix®, EpiFix®, CollaFix™ and OrthoFlo. AmnioFix and EpiFix are our tissue technologies processed from human amniotic membrane derived from donated placentas. Elected in advance of delivery through our donor program, a mother delivering a healthy baby via scheduled full-term Caesarean section birth may donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary PURION® Process, to produce a safe and effective implant. MiMedx is the leading supplier of amniotic tissue, having supplied over 500,000 allografts to date for application in the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. The Company has recently introduced OrthoFlo, an amniotic fluid derived allograft for homologous use. Amniotic fluid is donated by a consenting mother delivering a full-term healthy baby by scheduled Caesarean section. CollaFix, our next technology platform we plan to commercialize, is our collagen fiber technology, developed with our patented cross-linking polymers, designed to mimic the natural composition, structure and mechanical properties of musculoskeletal tissues in order to augment their repair. CollaFix is the only biological, biodegradable, biomimetic technology that matches human tendon in strength and stiffness. The Company distinguished its revenue in two primary regenerative medicine specialties of “Wound Care” and “SSO.” The Company defines SSO as surgical, sports medicine and orthopedics with spinal procedures included in orthopedics and abdominal and lower pelvic procedures included in surgical.

Safe Harbor Statement
This press release includes statements that look forward in time or that express management's beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to that MiMedx will greatly benefit from the expertise and experience of the Stability Biologics team, that this transaction will benefit both organizations, that Stability Biologics’ products will strengthen and complement the sales of MiMedx tissue products, the growth potential of Stability Biologics and the growth potential of MiMedx’s SSO product offerings as a result of the transaction, that the transaction will have an accretive impact to MiMedx, that the earn out may be the larger portion of the overall consideration for the transaction, and the Company’s belief that its revised forecast is conservative. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include the ability to consummate the acquisition, the risk that the conditions to the closing of the acquisition are not satisfied, that the Stability Biologics team may not have the expertise and extensive experience as expected, or MiMedx may not benefit from the expertise as expected, Stability Biologics’ products are not complementary or do not have the expected impact on MiMedx sales, the growth of Stability Biologics is not as anticipated or the business does not otherwise perform as anticipated, the transaction may not have an accretive impact to MiMedx or may have a dilutive impact, the combined Company’s performance is not as expected, and the risk factors detailed from time to time in the Company's periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2014 and its most recent Form 10Q filing. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com